Exhibit 99.1

LAZARD LTD REPORTS FIRST-QUARTER 2018 RESULTS

Record quarterly operating revenue of $724 million	Record AUM of $252 billion; net inflows of $2.4 billion	Increasing quarterly dividend 7% to $0.44 per share

NEW YORK, April 26, 2018 – Lazard Ltd (NYSE: LAZ) today reported record quarterly operating revenue1 of $724 million for the quarter ended March 31, 2018. Net income, as adjusted1 and excluding one-time charges2, was $166 million, or $1.26 (diluted) per share for the quarter.

First-quarter 2018 net income on a U.S. GAAP basis was $160 million, or $1.21 per share (diluted).

“Our record results this quarter reflect high performance across our franchise globally,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “Our clients and our shareholders are benefitting from investments we’ve made in the business, and we continue to pursue opportunities for growth.”

($ in millions, except per share data and AUM)	Quarter Ended March 31,
	2018	2017	%’18-’17
Net Income
U.S. GAAP	$160	$108	48%
Per share, diluted	$1.21	$0.81	49%
Adjusted[1,2]	$166	$110	51%
Per share, diluted	$1.26	$0.83	52%

Operating Revenue[1]
Total operating revenue	$724	$624	16%
Financial Advisory	$389	$336	16%
Asset Management	$330	$278	18%

AUM ($ in billions)
Period End	$252	$215	17%
Average	$256	$206	24%

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 15.

OPERATING REVENUE

Operating revenue was a quarterly record of $724 million for the quarter ended March 31, 2018, up 16% from first-quarter 2017.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

Financial Advisory operating revenue was a first-quarter record of $389 million for 2018, 16% higher than the first quarter of 2017. The results were driven primarily by record first-quarter operating revenue in M&A Advisory, partially offset by a decrease in Restructuring.

Among the major M&A transactions that were completed during the first quarter of 2018 were the following (clients are in italics): Sempra Energy’s acquisition of an 80% interest in Oncor, valuing Oncor at $18.8 billion; Calpine’s $17.1 billion sale to a consortium led by Energy Capital Partners; Sanofi’s $11.6 billion acquisition of Bioverativ; Safran’s €8.2 billion acquisition of Zodiac Aerospace; and AVEVA’s $5.2 billion combination with Schneider Electric’s industrial software business.

Among the major M&A transactions that were announced during or since the first quarter of 2018 were the following: Express Scripts’ $67 billion sale to Cigna; AkzoNobel’s €10.1 billion sale of its Specialty Chemicals business to Carlyle and GIC; and AccorHotels’ sale of a 55% stake in AccorInvest.

During or since the first quarter of 2018 we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors and creditors. Assignments completed during the first quarter of 2018 on which Lazard advised included: Toshiba in connection with the restructuring of its Westinghouse subsidiary; and CGG and Expro Group in connection with their Chapter 11 or similar bankruptcy restructurings.

Our Sovereign and Capital Advisory services remained active globally, advising governments and corporations on balance sheet matters, financing strategy and capital raising.

Please see M&A transactions on which Lazard advised in the first quarter, or continued to advise or completed since March 31, 2018, as well as Capital Advisory, Sovereign Advisory and Restructuring assignments, on pages 7-10 of this release.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Asset Management operating revenue was a first-quarter record of $330 million for 2018, 18% higher than the first quarter of 2017.

Management fees and other revenue was a quarterly record of $324 million, 19% higher than the first quarter of 2017, and 1% higher than the fourth quarter of 2017. The sequential increase was primarily driven by an increase in average assets under management (AUM). Average AUM for the first quarter of 2018 was a record $256 billion, 24% higher than the first quarter of 2017, and 5% higher than the fourth quarter of 2017.

AUM as of March 31, 2018, was a record $252 billion, up 11% over the average AUM for full-year 2017; up 17% from March 31, 2017; and up 1% from December 31, 2017. The sequential increase was primarily driven by net inflows of $2.4 billion. The net inflows were primarily driven by strategies in our global and emerging markets equities and all fixed income platforms.

Incentive fees during the period were $6 million, compared to $7 million for the first quarter of 2017.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the first quarter of 2018, we accrued adjusted compensation and benefits expense1 at an adjusted compensation ratio of 55.8%, which is consistent with the full-year 2017 ratio, and compares to the first-quarter 2017 ratio of 56.5%. This resulted in $404 million of compensation and benefits expense, compared to $353 million for the first quarter of 2017.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

For the first quarter of 2018, adjusted non-compensation expense1 was $114 million, 6% higher than the first quarter of 2017, primarily reflecting higher activity levels and investment in our business.

The ratio of adjusted non-compensation expense to operating revenue was 15.8% for the first quarter of 2018, compared to 17.2% for the first quarter of 2017.

Our goal remains to achieve a non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $27 million for the first quarter of 2018. The effective tax rate, on an adjusted basis, was 13.9% for the first quarter of 2018, compared to 26.6% for the first quarter of 2017. The first-quarter 2018 effective tax rate reflects the impact of net tax benefits relating to share-based compensation, and the reduction of the U.S. federal corporate rate from 35% to 21%.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In the first quarter of 2018, Lazard returned $449 million to shareholders, which included: $202 million in dividends; $146 million in share repurchases of our Class A common stock; and $101 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

Year to date, we have repurchased 3.6 million shares at an average price of $54.23 per share. In line with our objectives, these repurchases have more than offset the potential dilution from our 2017 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $56.22 per share.

On April 25, 2018, our Board of Directors authorized additional share repurchases of up to $300 million, which expires as of December 31, 2020, bringing our total outstanding share repurchase authorization to $351 million.

On April 25, 2018, our Board of Directors voted to increase the quarterly dividend on Lazard’s outstanding Class A common stock by 7%, to $0.44 per share. The dividend is payable on May 18, 2018, to stockholders of record on May 7, 2018.

Lazard’s financial position remains strong. As of March 31, 2018, our cash and cash equivalents were $962 million, and stockholders’ equity related to Lazard’s interests was $997 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on Thursday, April 26, 2018, to discuss the company’s financial results for the first quarter of 2018. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (866) 548-4713 (U.S. and Canada) or +1 (323) 794-2093 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT, Thursday, April 26, 2018, via the Lazard Investor Relations website at www.lazard.com, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 3751026.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

[1]	A non-GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

[2]	First-quarter 2018 adjusted results exclude pre-tax charges of (i) $7.4 million of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system, and (ii) $1.4 million of office space reorganization costs primarily relating to incremental rent expense and lease abandonment costs. On a U.S. GAAP basis, these items resulted in a net charge of $6.2 million, or $0.05 (diluted) per share, in the first quarter of 2018.

LAZ-EPE

###

FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the first quarter of 2018)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the first quarter of 2018 on which Lazard advised were the following:

•	Sempra Energy’s acquisition of an 80% ownership interest in Oncor, valuing Oncor at $18.8 billion

•	Calpine’s $17.1 billion sale to a consortium led by Energy Capital Partners

•	Sanofi’s $11.6 billion acquisition of Bioverativ

•	Safran’s €8.2 billion acquisition of Zodiac Aerospace

•	AVEVA’s $5.2 billion combination with Schneider Electric’s industrial software business

•	Clayton, Dubilier & Rice on their acquisition of a 40% stake in Belron, valuing Belron at €3.0 billion

•	The Ferrero Group’s $2.8 billion acquisition of Nestlé’s U.S. confectionary business

•	Special Committee of the Board of Directors of General Communication, Inc. (“GCI”) in the $2.7 billion sale of GCI to Liberty Interactive

•	Ubisoft in the €2.0 billion sale by Vivendi of its 27.3% stake in Ubisoft

•	Aldermore on its £1.1 billion acquisition by FirstRand

•	China Southern Power Grid’s $1.3 billion acquisition of a 27.8% stake in a Chilean regulated transmission business from Brookfield Infrastructure

•	Lone Star Funds’ €1.0 billion acquisition of Stark Group from Ferguson

•	APG Group on the consortium acquisition of a €1.0 billion portfolio of infrastructure assets from Ardian

•	YPF on its agreement with EFS Global Energy and GE Capital Global Energy Investment for the capitalization of YPF Energía Eléctrica, valuing the entity at $1.2 billion

•	Cardinal Health’s $1.2 billion sale of its China business to Shanghai Pharma

•	Owens Corning’s €900 million acquisition of Paroc

•	Google’s $1.1 billion cooperation agreement with HTC

•	NYX Gaming Group’s CAD 775 million sale to Scientific Games

•	Abengoa’s $607 million sale of a 25% stake in Atlantica Yield to Algonquin Power & Utilities

•	Shell’s $550 million sale of its stake in Iraq’s West Qurna 1 oil field to Itochu

•	Areva on its reorganization and recapitalization plan

•	Montagu Private Equity and Astorg on the sale of Sebia

•	Anheuser-Busch InBev’s combination of its Russia and Ukraine businesses with those of Anadolu Efes

•	Sun Capital Partners’ sale of Albéa to PAI Partners

•	PAI Partners and Sagard on the sale of Kiloutou to HLDI and HLD Europe

•	Quala’s sale of its personal care and home care brands to Unilever

•	CDPQ and Ardian’s acquisition of a significant interest in Alvest

•	99 Taxis on its sale to Didi Chuxing

•	Alinta Energy, and its owner Chow Tai Fook Enterprises, on the acquisition of Loy Yang B power station

•	Capgemini’s acquisition of LiquidHub

•	The Rockefeller Family Trust on Rockefeller Financial Services’ formation of Rockefeller Capital Management, in partnership with Viking Global and Gregory J. Fleming

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions or assignments on which Lazard advised during or since the 2018 first quarter, or completed since March 31, 2018, are the following:

•	Aetna’s $77 billion sale to CVS Health

•	Express Scripts’ $67 billion sale to Cigna

•	Altice on its $40 billion group reorganization, including the spin-off of Altice USA and new Altice Europe structure

•	Unibail-Rodamco’s $24.7 billion acquisition of Westfield

•	The Woodbridge Company in Thomson Reuters’ sale of a 55% stake in its Financial & Risk business to Blackstone, valuing the business at $20 billion

•	Great Plains Energy’s $14 billion merger of equals with Westar Energy

•	AkzoNobel’s €10.1 billion sale of its Specialty Chemicals business to Carlyle and GIC

•	AccorHotels’ sale of a 55% stake in AccorInvest to a consortium of investors, valuing AccorInvest at €6.3 billion

•	Thales’ €5.6 billion acquisition of Gemalto through a recommended all-cash offer

•	WGL Holdings’ $6.4 billion sale to AltaGas

•	Bacardi’s $5.1 billion acquisition of Patrón Tequila

•	WestRock’s $4.9 billion acquisition of KapStone

•	Sanofi’s €3.9 billion acquisition of Ablynx

•	Sky on the sale of its stake in Sky Betting & Gaming (“SBG”) as part of SBG’s $4.7 billion sale to The Stars Group

•	NJJ Capital in the €3.5 billion consortium acquisition of eir*

•	Genworth Financial’s $2.7 billion sale to China Oceanwide

•	Servier’s $2.4 billion acquisition of Shire’s Oncology business

•	Imagina Media Audiovisual in Orient Hontai Capital’s acquisition of a majority stake from existing shareholders, valuing the company at €1.9 billion

•	Scotiabank’s $2.2 billion acquisition of BBVA’s 68% interest in BBVA Chile

•	BASF’s €1.6 billion acquisition of Solvay’s global polyamide business

•	MRH’s £1.2 billion combination with MFG

•	Space4 in its combination with Guala Closures, valuing Guala at €1.1 billion

•	VEON on the $940 million sale of its tower business in Pakistan

•	Wilson Therapeutics on its SEK 7.1 billion sale to Alexion

•	AviAlliance in the €600 million 20-year extension of the Athens International Airport Concession Agreement

•	Owens & Minor’s $710 million acquisition of Halyard Health’s S&IP business

•	Total on the $545 million acquisition of several Gulf of Mexico assets from Cobalt International Energy, including a partnership with Statoil for the North Platte assets*

•	Extant’s $525 million sale to TransDigm*

•	Liberty House Group’s $500 million binding conditional offer to acquire Aluminium Dunkerque from Rio Tinto

•	Dover on the spin-off of its Wellsite business

•	Carrefour on the potential investment by Tencent and Yonghui in Carrefour China and a strategic cooperation agreement with Tencent in China

•	Rhône’s strategic partnership with, and sale of a 30% interest to, Eurazeo*

•	Nippon Steel & Sumitomo Metal’s acquisition of Ovako Group

•	H.C. Starck’s sale of its Tantalum and Niobium division to JX Nippon Mining & Metals

*	Transaction completed since March 31, 2018

Capital Advisory

Among the publicly announced Capital Advisory transactions or assignments on which Lazard advised during or since the first quarter of 2018 were the following:

•	Action on its €2.4 billion all-senior debt refinancing

•	KKR on Selecta Group’s €1.3 billion issuance of senior secured notes

•	Infigen Energy on its AUD 605 million corporate loan

•	Carraro Group on its €180 million bond issue and €100 million credit facility

•	Sensirion on its CHF 318 million initial public offering

•	Fluidigm’s $150 million exchange of convertible notes

•	Milan Laser on its dividend recapitalization

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard advised during or since the first quarter of 2018 were the following:

•	The Commonwealth of Australia

•	The OJSC International Bank of Azerbaijan

•	Southern Gas Corridor CJSC of Azerbaijan

•	Economic Development Board (The Kingdom of Bahrain)

•	Ministry of Finance (The Kingdom of Bahrain)

•	The Democratic Republic of the Congo

•	The Republic of the Congo

•	The Republic of Croatia

•	The Federal Democratic Republic of Ethiopia

•	The Gabonese Republic

•	The Hellenic Republic

•	The Hashemite Kingdom of Jordan

•	SNIM (The Islamic Republic of Mauritania)

•	The Republic of Mozambique

•	Nama Holding (Oman)

•	Oman Oil

•	Belgrade Nikola Tesla Airport (The Republic of Serbia)

•	Ukraine and certain sub-sovereign entities

•	NJSC Naftogaz of Ukraine

•	The Republic of Zimbabwe

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the first quarter of 2018 on which Lazard advised include: CGG and Expro Group in connection with their Chapter 11 or similar bankruptcy restructurings; and Toshiba in connection with the restructuring of its Westinghouse subsidiary.

Notable ongoing restructuring and debtor or creditor advisory assignments on which Lazard advised during or since the first quarter of 2018 include: Assured Guaranty in connection with Puerto Rico’s restructuring; Breitburn Energy Partners*, Claire’s Stores, FirstEnergy Solutions, GST Autoleather, Nine West, Remington Outdoor, Seadrill, Takata*, and Toys “R” Us in connection with their Chapter 11 or similar bankruptcy restructurings; CGG’s exploration of refinancing alternatives*; Community Health Systems on capital structure alternatives; Quality Care Properties on strategic options in relation to HCR ManorCare; lenders to Danaos on the company’s restructuring; and an ad hoc group of first lien lenders to Tops Markets with regard to the company’s restructuring.

*	Assignment completed since March 31, 2018

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Total revenue	$768,205	$692,332	$637,420	11%	21%
Interest expense	($13,507)	(13,524)	(13,956)

Net revenue	754,698	678,808	623,464	11%	21%
Operating expenses:
Compensation and benefits	405,047	374,673	361,801	8%	12%
Occupancy and equipment	30,238	37,374	27,484
Marketing and business development	25,659	25,628	19,752
Technology and information services	33,252	34,242	24,024
Professional services	12,431	14,231	11,462
Fund administration and outsourced services	35,184	18,729	15,913
Amortization and other acquisition-related costs	866	4,511	3,574
Other	26,193	13,430	9,257

Subtotal	163,823	148,145	111,466	11%	47%

Benefit pursuant to tax receivable agreement	—	(202,546)	—

Operating expenses	568,870	320,272	473,267	78%	20%

Operating income	185,828	358,536	150,197	(48%)	24%
Provision for income taxes	24,167	441,490	39,767	(95%)	(39%)

Net income (loss)	161,661	(82,954)	110,430	NM	46%
Net income attributable to noncontrolling interests	1,969	604	2,877

Net income (loss) attributable to Lazard Ltd	$159,692	($83,558)	$107,553	NM	48%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	119,930,106	119,866,860	122,815,163	0%	(2%)
Diluted	132,142,394	119,866,860	132,689,375	10%	(0%)
Net income (loss) per share:
Basic	$1.33	($0.70)	$0.88	NM	51%
Diluted	$1.21	($0.70)	$0.81	NM	49%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$962,280	$1,483,836
Deposits with banks and short-term investments	862,865	935,431
Cash deposited with clearing organizations and other segregated cash	38,643	35,539
Receivables	674,686	571,616
Investments	354,952	427,186
Goodwill and other intangible assets	388,328	391,364
Deferred tax assets	638,381	650,260
Other assets	564,960	433,445

Total Assets	$4,485,095	$4,928,677

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$955,723	$992,338
Accrued compensation and benefits	331,734	593,781
Senior debt	1,190,830	1,190,383
Tax receivable agreement obligation	277,215	310,275
Other liabilities	673,412	582,995

Total liabilities	3,428,914	3,669,772
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	619,430	788,140
Retained earnings	1,005,548	1,080,413
Accumulated other comprehensive loss, net of tax	(219,124)	(232,518)

Subtotal	1,407,152	1,637,333
Class A common stock held by subsidiaries, at cost	(410,591)	(437,530)

Total Lazard Ltd stockholders’ equity	996,561	1,199,803
Noncontrolling interests	59,620	59,102

Total stockholders’ equity	1,056,181	1,258,905

Total liabilities and stockholders’ equity	$4,485,095	$4,928,677

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Revenues:
Financial Advisory	$388,856	$335,098	$335,812	16%	16%
Asset Management	329,855	338,967	278,428	(3%)	18%
Corporate	5,224	8,555	10,194	(39%)	(49%)

Operating revenue (b)	$723,935	$682,620	$624,434	6%	16%

Expenses:
Adjusted compensation and benefits expense (c)	$403,956	$366,927	$352,805	10%	14%

Ratio of adjusted compensation to operating revenue	55.8%	53.8%	56.5%
Non-compensation expense (d)	$114,081	$126,590	$107,470	(10%)	6%

Ratio of non-compensation to operating revenue	15.8%	18.5%	17.2%
Earnings:
Earnings from operations (e)	$205,898	$189,103	$164,159	9%	25%

Operating margin (f)	28.4%	27.7%	26.3%
Adjusted net income (g)	$165,915	$148,107	$110,141	12%	51%

Diluted adjusted net income per share	$1.26	$1.12	$0.83	13%	52%

Diluted weighted average shares	132,142,394	132,696,257	132,689,375	(0%)	(0%)
Effective tax rate (h)	13.9%	15.9%	26.6%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	March 31, 2018	December 31, 2017	March 31, 2017	Qtr to Qtr	1Q 2018 vs 1Q 2017
Equity:
Emerging Markets	$53,862	$52,349	$46,563	2.9%	15.7%
Global	44,403	43,663	34,520	1.7%	28.6%
Local	41,407	42,650	38,390	(2.9%)	7.9%
Multi-Regional	70,405	70,696	59,506	(0.4%)	18.3%

Total Equity	210,077	209,358	178,979	0.3%	17.4%
Fixed Income:
Emerging Markets	18,191	17,320	16,539	5.0%	10.0%
Global	4,418	4,109	3,646	7.5%	21.2%
Local	5,176	4,497	4,299	15.1%	20.4%
Multi-Regional	8,871	9,154	7,734	(3.1%)	14.7%

Total Fixed Income	36,656	35,080	32,218	4.5%	13.8%
Alternative Investments	2,884	2,846	2,420	1.3%	19.2%
Private Equity	1,455	1,478	1,285	(1.6%)	13.2%
Cash Management	608	697	276	(12.8%)	NM

Total AUM	$251,680	$249,459	$215,178	0.9%	17.0%

	Three Months Ended March 31,		Year Ended December 31,
	2018	2017	2017
AUM - Beginning of Period	$249,459	$197,910	$197,910
Net Flows	2,407	3,303	3,090
Market and foreign exchange appreciation (depreciation)	(186)	13,965	48,459

AUM - End of Period	$251,680	$215,178	$249,459

Average AUM	$255,809	$206,429	$226,525

% Change in average AUM	23.9%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended
($ in thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Operating Revenue
Net revenue - U.S. GAAP Basis	$754,698	$678,808	$623,464
Adjustments:
Revenue related to noncontrolling interests (i)	(5,217)	(3,149)	(4,942)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	1,436	(5,545)	(7,353)
Distribution fees, reimbursable deal costs and bad debt expense (j)	(39,514)	—	—
Interest expense	12,532	12,506	13,265

Operating revenue, as adjusted (b)	$723,935	$682,620	$624,434

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$405,047	$374,673	$361,801
Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	1,436	(5,545)	(7,353)
Compensation related to noncontrolling interests (i)	(2,527)	(2,201)	(1,643)

Compensation and benefits expense, as adjusted (c)	$403,956	$366,927	$352,805

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$163,823	$148,145	$111,466
Adjustments:
Expenses associated with ERP system implementation (k)	(7,426)	(9,917)	—
Expenses related to office space reorganization (l)	(1,389)	(6,781)	—
Distribution fees, reimbursable deal costs and bad debt expense (j)	(39,514)	—	—
Amortization and other acquisition-related costs (m)	(866)	(4,511)	(3,574)
Non-compensation expense related to noncontrolling interests (i)	(547)	(346)	(422)

Non-compensation expense, as adjusted (d)	$114,081	$126,590	$107,470

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$185,828	$358,536	$150,197
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”) (n)	—	(202,546)	—
Expenses associated with ERP system implementation (k)	7,426	9,917	—
Expenses related to office space reorganization (l)	1,389	6,781	—
Acquisition-related costs (m)	33	4,012	2,745
Net income related to noncontrolling interests (i)	(1,969)	(603)	(2,877)

Pre-tax income, as adjusted	192,707	176,097	150,065
Interest expense	12,532	12,506	13,265
Amortization (LAZ only)	659	500	829

Earnings from operations, as adjusted (e)	$205,898	$189,103	$164,159

Net Income (loss) attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	$159,692	($83,558)	$107,553
Adjustments:
Reduction of deferred tax assets (net of TRA reduction) (n)	—	216,928	—
Expenses associated with ERP system implementation (k)	7,426	9,917	—
Expenses related to office space reorganization (l)	1,389	6,781	—
Acquisition-related costs (m)	33	4,012	2,745
Tax benefit allocated to adjustments	(2,625)	(5,973)	(157)

Net income, as adjusted (g)	$165,915	$148,107	$110,141

Diluted net income (loss) per share:
U.S. GAAP Basis	$1.21	($0.70)	$0.81
Non-GAAP Basis, as adjusted	$1.26	$1.12	$0.83

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(b)	A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (i) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) for the three month period ended March 31, 2018, revenue related to distribution fees and reimbursable deal costs in accordance with the newly adopted revenue recognition guidance and bad debt expense (see (j) below), and (iv) interest expense primarily related to corporate financing activities.
(c)	A non-GAAP measure which excludes (i) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (ii) compensation and benefits related to noncontrolling interests (see (i) below).
(d)	A non-GAAP measure which excludes (i) for the three month periods ended March 31, 2018 and December 31, 2017, expenses associated with ERP system implementation (see (k) below), (ii) for the three month periods ended March 31, 2018 and December 31, 2017, expenses related to office space reorganization (see (l) below), (iii) for the three month period ended March 31, 2018, expenses related to distribution fees and reimbursable deal costs in accordance with the newly adopted revenue recognition guidance and bad debt expense (see (j) below), (iv) amortization and other acquisition-related costs (see (m) below), and (v) expenses related to noncontrolling interests (see (i) below).
(e)	A non-GAAP measure which excludes (i) for the three month period ended December 31, 2017, a benefit relating to the reduction in our Tax Receivable Agreement obligation (see (n) below), (ii) for the three month periods ended March 31, 2018 and December 31, 2017, expenses associated with ERP system implementation (see (k) below), (iii) for the three month periods ended March 31, 2018 and December 31, 2017, expenses related to office space reorganization (see (l) below), (iv) amortization and other acquisition-related costs (benefits) (see (m) below), (v) net revenue and expenses related to noncontrolling interests (see (i) below), and (vi) interest expense primarily related to corporate financing activities.
(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)	A non-GAAP measure which excludes (i) for the three month period ended December 31, 2017, a charge primarily relating to the reduction in certain deferred tax assets with an offsetting benefit relating to the reduction in our Tax Receivable Agreement obligation (see (n) below), (ii) for the three month periods ended March 31, 2018 and December 31, 2017, expenses associated with ERP system implementation (see (k) below), (iii) for the three month periods ended March 31, 2018 and December 31, 2017, expenses related to office space reorganization (see (l) below), and (iv) amortization and other acquisition-related costs, net of tax benefits (see (m) below).
(h)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $26,792, $27,990, and $39,924 for the three month periods ended March 31, 2018, December 31, 2017, and March 31, 2017, respectively, and the denominator of which is pre-tax income of $192,707, $176,097, and $150,065 for the three month periods ended March 31, 2018, December 31, 2017, and March 31, 2017, respectively. The three month period ended December 31, 2017, excludes a charge relating to the reduction of deferred tax assets (see (n) below).
(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.
(j)	Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.
(k)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.
(l)	Represents incremental rent expense and lease abandonment costs related to office space reorganization and an onerous lease provision.
(m)	Represents the change in fair value of the contingent consideration associated with certain business acquisitions.
(n)	In 2017, as a result of the 2017 US Tax Cuts and Jobs Act, the Company incurred a charge of approximately $420 million primarily relating to the reduction in certain deferred tax assets, with an offsetting benefit of approximately $203 million relating to the reduction in our Tax Receivable Agreement obligation.

NM    Not meaningful